                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                EXCHANGE ACT OF 1934 (AMENDMENT NO.           )

     Filed by the Registrant [X]
     Filed by a Party other than the Registrant [ ]
     Check the appropriate box:
     [ ] Preliminary Proxy Statement       [ ] Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
     [X] Definitive Proxy Statement
     [ ] Definitive Additional Materials
     [ ] Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12

                            Daniel Industries, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
     [X] No fee required.
     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(l) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------
     (5) Total fee paid:

--------------------------------------------------------------------------------

     [ ] Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

--------------------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------
     (3) Filing Party:

--------------------------------------------------------------------------------
     (4) Date Filed:

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





          9753 Pine Lake Drive o Houston, Texas 77055 o (713) 467-6000


                            DANIEL INDUSTRIES, INC.

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                  May 14, 1998

    Notice is hereby given that the annual meeting of stockholders of Daniel Industries, Inc. ("Daniel" or the "Company") will be held at The Luxury Collection Hotel, 1919 Briar Oaks Lane, Houston, Texas at 4:00 p.m. on Thursday, May 14, 1998, for the following purposes:

     1. To elect three Class II directors of the Company to hold office until the third succeeding annual meeting of stockholders after their election and until their respective successors shall have been elected and qualified;

     2. To consider and act upon a proposal to approve the Daniel Industries, Inc. 1997 Stock Option Plan;

     3. To consider and act upon a proposal to approve the Daniel Industries, Inc. 1997 Non-Employee Director Stock Option Plan; and

     4. To transact such other business as may properly be brought before the meeting or any adjournment thereof.

    Only holders of record of shares of Common Stock of the Company at the close of business on March 17, 1998, are entitled to notice of and to vote at the meeting or any adjournment thereof.

    All stockholders of the Company are cordially invited to attend the annual meeting. However, the Board of Directors requests that you promptly sign, date and mail the enclosed proxy even if you plan to be present at the meeting.
Your proxy should be returned in the enclosed envelope, which requires no postage if mailed in the United States.

                      By Order of the Board of Directors,




                               MICHAEL R.  YELLIN
                                   Secretary

March 31, 1998



         PLEASE DATE, SIGN AND RETURN THE ENCLOSED PROXY WITHOUT DELAY.

          9753 Pine Lake Drive o Houston, Texas 77055 o (713) 467-6000


                            DANIEL INDUSTRIES, INC.

                                PROXY STATEMENT


         This proxy statement and the enclosed form of proxy ("Proxy") are being mailed or otherwise delivered on or about March 31, 1998, to holders of shares of Common Stock, $1.25 par value ("Common Stock"), of Daniel Industries, Inc. ("Company"). The Proxy is being solicited by the Board of Directors of the Company ("Board") for use at the annual meeting of stockholders of the Company to be held on May 14, 1998, and at any adjournment thereof.

         Holders of record of shares of Common Stock at the close of business on March 17, 1998, are entitled to notice of and to vote at the annual meeting. Such holders will be entitled to cast one vote for each share so held by them on each matter submitted to stockholders at the meeting. On the record date, there were issued and outstanding 17,353,419 shares of Common Stock. The holders of a majority of the total shares of Common Stock outstanding on the record date, whether present in person or represented by Proxy, will constitute a quorum for the transaction of business at the annual meeting. The shares held by each stockholder who signs and returns the Proxy will be counted for purposes of determining the presence of a quorum at the meeting. Abstentions are counted toward the calculation of a quorum. Any unvoted position in a brokerage account will be considered as not voted and will not be counted toward fulfillment of quorum requirements.

         All properly executed Proxies received in time will be voted at the meeting in accordance with the stockholders' instructions. The Proxy provides a means for a stockholder to vote for all of the nominees for director listed, to withhold authority to vote for one or more nominees, or to withhold authority to vote for all of such nominees. Unless otherwise indicated, the Proxy will be voted FOR the election of the named nominees for director and FOR the approval of the Company's 1997 Stock Option Plan (the "1997 Option Plan") and the Company's 1997 Non-Employee Director Stock Option Plan (the "Director Plan"). Any stockholder who executes and returns the Proxy may revoke it at any time before it is voted by providing written notice to the Company's office prior to the meeting or by voting in person at the meeting.

         The Company's by-laws provide that directors are elected by a plurality of the votes cast. Accordingly, the withholding of authority by a stockholder will have no effect on the results of the election. Approval of the 1997 Option Plan, the Director Plan and any other matter that may properly come before the annual meeting requires the affirmative vote of a majority of the total shares of Common Stock present in person or represented by Proxy and entitled to vote at the annual meeting. Abstentions have the same effect as a vote against a proposal.

         The Annual Report to Stockholders of the Company for its fiscal year ended December 31, 1997, accompanies this proxy statement; however, the Annual Report does not constitute a part of the Proxy solicitation material.

                           OWNERSHIP OF COMMON STOCK

Principal Stockholders

         The following table sets forth certain information with respect to each person who at March 17, 1998, was known by the Company to be the beneficial owner at that date of more than five percent of the outstanding shares of Common Stock. Except as otherwise set forth, such persons have sole voting and sole investment power with respect to the shares beneficially owned by them.

                                                              Number of Shares      Percent of
     Name and Address of Beneficial Owner                    Beneficially Owned (1)   Class
     ------------------------------------                    ---------------------- ----------
FMR Corp.   . . . . . . . . . . . . . . . . . . . . . . .          1,986,100 (2)        11.4%
Edward C. Johnson III
Abigail P. Johnson
82 Devonshire Street
Boston, Massachusetts 02109

David L. Babson and Company Incorporated  . . . . . . . .          1,818,888(3)         10.5%
One Memorial Drive
Cambridge, Massachusetts  02142-1300

W.A. Griffin  . . . . . . . . . . . . . . . . . . . . . .          1,535,067 (4)         8.8%
9753 Pine Lake Drive
Houston, Texas  77055

-------------------------------

(1) Information with respect to beneficial ownership is based upon information furnished by the stockholder or contained in filings made with the Securities and Exchange Commission ("SEC").

(2) Based on a Schedule 13G filed with the SEC on February 14, 1998, certain subsidiaries of FMR Corp. act as investment advisors or managers and, as such, have sole voting power with respect to 661,100 shares of Common Stock and sole dispositive power with respect to 1,986,100 shares of Common Stock held in certain Fidelity funds. Edward C. Johnson III is the Chairman of FMR Corp., Abigail P. Johnson is a director, and members of the Johnson family and their family trusts own significant amounts of FMR Corp. stock; accordingly, Edward and Abigail Johnson are each deemed to be beneficial owners, with no voting power but sole dispositive power, with respect to the 1,986,100 shares over which subsidiaries of FMR Corp. act as investment advisor or manager.

(3) Based on a Schedule 13G filed with the SEC on February 4, 1998, David L. Babson and Company Incorporated, in its capacity as investment advisor, has sole voting and dispositive power with respect to 1,818,888 shares of Common Stock that are owned by numerous investment counseling clients.

(4) At March 17, 1998, W. A. Griffin, Chairman Emeritus of the Board, owned 980,792 shares of Common Stock. Mr. Griffin is also considered to be the beneficial owner of 534,275 shares of Common Stock held in his capacity as trustee of a trust in which he has a vested beneficial interest. Mr. Griffin also is considered to be the beneficial owner of 20,000 shares of Common Stock that may be acquired within 60 days of March 17, 1998, through the exercise of outstanding options; provided that, options for 10,000 of those shares were granted under the Director Plan and will be exercisable only if the stockholders approve the plan as more fully described herein.

Security Ownership of Management

         The following table sets forth, as of March 17, 1998 (except as otherwise noted), the shares of Common Stock beneficially owned by (i) each director and nominee for director of the Company, (ii) each executive officer of the Company listed in the Summary Compensation Table set forth below and
(iii) all officers and directors of the Company as a group. Except as otherwise set forth, such persons have sole voting power and sole dispositive power with respect to the shares beneficially owned by them.

                                                                                    Percent
                                                                Number of Shares      of
    Name                                                       Beneficially Owned    Class
    -----                                                      ------------------   --------
Ronald C. Lassiter  . . . . . . . . . . . . . . . . . . . .           20,332  (1)       *
Thomas J. Keefe   . . . . . . . . . . . . . . . . . . . . .           24,956  (2)       *
Michael M. Carroll  . . . . . . . . . . . . . . . . . . . .               --            --
W.A. Griffin  . . . . . . . . . . . . . . . . . . . . . . .        1,535,067  (3)      8.8%
Brian E. O'Neill  . . . . . . . . . . . . . . . . . . . . .           30,000  (4)       *
Ralph F. Cox  . . . . . . . . . . . . . . . . . . . . . . .           25,000  (5)       *
Leo E. Linbeck, Jr.   . . . . . . . . . . . . . . . . . . .           20,000  (4)       *
Nathan M. Avery   . . . . . . . . . . . . . . . . . . . . .          212,150  (2)      1.2%
Gibson Gayle, Jr.   . . . . . . . . . . . . . . . . . . . .           30,000  (5)       *
W.A. Griffin, III   . . . . . . . . . . . . . . . . . . . .           73,519  (6)       *
Alex Newton   . . . . . . . . . . . . . . . . . . . . . . .           50,000  (7)       *
W. Todd Bratton   . . . . . . . . . . . . . . . . . . . . .          108,866  (8)       *
James M. Tidwell  . . . . . . . . . . . . . . . . . . . . .           15,074  (9)       *
W. C. Clingman  . . . . . . . . . . . . . . . . . . . . . .            54,231(10)       *
All current officers and directors as a group (18 persons)          2,199,943(11)     12.4%

---------------------------
  * Less than 1%.

    (1) Includes 10,000 shares of Common Stock that may be acquired within 60 days of March 17, 1998, through the exercise of an outstanding option, and 32 shares that are attributable to Mr. Lassiter through his participation in the Company's profit sharing and savings plan.

    (2) Includes 23,700 shares of Common Stock that may be acquired within 60 days of March 17, 1998, through the exercise of outstanding options; provided that, options for 10,000 of those shares were granted under the Director Plan and will be exercisable only if the stockholders approve the plan as more fully described herein.

   (3) For further information concerning the shares of Common Stock beneficially owned by Mr. Griffin, see Note (4) to the table under "Principal Stockholders."

   (4) Represents shares of Common Stock that may be acquired within 60 days of March 17, 1998, through the exercise of outstanding options; provided that, options for 10,000 of those shares were granted under the Director Plan and will be exercisable only if the stockholders approve the plan as more fully described herein.

   (5) Includes 20,000 shares of Common Stock that may be acquired within 60 days of March 17, 1998, through the exercise of outstanding stock options; provided that, options for 10,000 of those shares were granted under the Director Plan and will be exercisable only if the stockholders approve the plan as more fully described herein.

   (6)   At January 24, 1997, Mr. Griffin, III owned 73,519 shares of Common
         Stock.

   (7) Represents shares of Common Stock granted to Mr. Newton pursuant to the Company's Stock Award Plan with respect to which he has sole voting and no dispositive power.

   (8) Includes 105,560 shares of Common Stock that may be acquired within 60 days of March 17, 1998, through the exercise of outstanding options, and 56 shares that are attributable to Mr. Bratton through his participation in the Company's profit sharing and savings plan with respect to which he has sole voting power.

   (9) Includes 2,617 shares of Common Stock granted to Mr. Tidwell pursuant to the Company's Stock Award Plan with respect to which he has sole voting and no dispositive power, 10,000 shares of Common Stock that may be acquired within 60 days of March 17, 1998, through the exercise of an outstanding option, and 148 shares that are attributable to him through his participation in the Company's profit sharing and savings plan with respect to which he has sole voting power.

   (10) Includes 1,163 shares of Common Stock granted to Mr. Clingman pursuant to the Company's Stock Award Plan with respect to which he has sole voting and no dispositive power, 45,000 shares of Common Stock that may be acquired within 60 days of March 17, 1998, through the exercise of outstanding options, and 6,947 shares that are attributable to him through his participation in the Company's profit sharing and savings plan with respect to which he has sole voting power.

   (11) Includes 66,723 shares of Common Stock granted to such persons pursuant to the Company's Stock Award Plan with respect to which they have sole voting and no dispositive power, 383,613 shares of Common Stock that may be acquired by them within 60 days of March 17, 1998, through the exercise of outstanding options, 9,977 shares that are attributable to such persons through their participation in the Company's profit sharing and savings plan with respect to which they have sole voting power, and 534,275 shares held as trustee of a trust.


                             ELECTION OF DIRECTORS

         At the annual meeting of stockholders, three Class II directors of the Company are to be elected to hold office until the third succeeding annual meeting of stockholders after their election and until their respective successors shall have been elected and qualified.

         The Proxy lists three persons nominated by the Board for election as directors at the annual meeting of stockholders. Proxies may not be voted for more than three nominees for Class II director. The Board does not contemplate that any of its nominees will become unavailable for any reason. However, should any nominee of the Board become unavailable, Proxies that do not withhold authority to vote for that nominee will be voted for another nominee to be selected by the Board.

Directors and Nominees for Director

         The following table sets forth for each nominee listed in the Proxy and each other person whose term of office as a director will continue after the annual meeting: (i) the name and age of such person; (ii) the principal occupation of such person for at least the last five years (unless otherwise noted); and (iii) the year during which such person first became a director. The table has been prepared from information obtained from such persons.

                                                                                                  Director
               Name                  Age                    Principal Occupation                    Since
               ----                  ---                    --------------------                    -----
               Class II--Nominees for Terms Expiring at the Third Succeeding Annual Meeting

Ronald C. Lassiter (1)  . . . . .     65    Chairman of the Board and Chief Executive Officer of     1985
                                            the Company

Thomas J. Keefe (2)   . . . . . .     65    President and Chief Operating Officer of Hensley         1996
                                            Industries, Inc., a steel foundry

Michael M. Carroll (3)  . . . . .     61    Dean of George R. Brown School of Engineering at         1998
                                            Rice University

               Class III--Directors Whose Terms Expire at the First Succeeding Annual Meeting

W.A. Griffin  (4)   . . . . . . .     82    Chairman Emeritus of the Board                           1951

Brian E. O'Neill (5)  . . . . . .     62    President and Chief Executive Officer of Williams        1994
                                            Gas Pipelines

Ralph F. Cox (6)  . . . . . . . .     65    Private Consultant in international petroleum            1996
                                            activities since 1994; retired President and Chief
                                            Executive Officer of Greenhill Petroleum Corporation

               Class I--Directors Whose Terms Expire at the Second Succeeding Annual Meeting

Leo E. Linbeck, Jr. (7)   . . . .     63    Chairman of the Board and Chief Executive Officer of     1988
                                            Linbeck Corporation, a holding company

Nathan M. Avery (8)   . . . . . .     63    Chairman of the Board, President and Chief Executive     1996
                                            Officer of Galveston-Houston Company, a manufacturer
                                            of ground engaging tools for the construction and
                                            mining industries

Gibson Gayle, Jr. (9)   . . . . .     71    Retired senior partner of Fulbright and Jaworski         1985
                                            L.L.P., a law firm


----------

(1) Mr. Lassiter was elected Chairman of the Board in March 1996. He became Acting President and Chief Executive Officer of the Company effective January 24, 1997, upon the resignation of W.A. Griffin, III, and has continued as Chief Executive Officer following the election of Alex Newton to the office of President effective July 1, 1997. Mr. Lassiter served as Chairman of the Board and Chief Executive Officer of Zapata Corporation, an oil and gas company, from August 1985 until his retirement in June 1994, and served as Chairman, President and Chief Executive Officer of Zapata Protein, a producer of marine protein, from October 1992 until June 1997. Mr. Lassiter continues to serve as a director of Zapata Corporation.

(2) Pursuant to the terms of the merger agreement providing for the merger of Bettis Corporation with a wholly-owned subsidiary of the Company, Mr. Keefe was elected on December 12, 1996, to fill the unexpired term of Richard L. O'Shields who retired from the Board effective that date. Prior to assuming his present position with Hensley Industries in November 1995, Mr. Keefe served as President and Chief Operating Officer of Lennox Industries, Inc. from July 1992 until June 1995.

(3) Dr. Carroll was elected a director of the Company on January 14, 1998, to fill the vacancy created by the resignation of W.A. Griffin, III. Dr. Carroll has held a number of professional leadership roles, including Executive Committee member and Chairman of the Applied Mechanics Division of the American Society of Mechanical Engineers, President of the American Academy of Mechanics, President of the Society for Engineering Science and Governing Board Member of the Engineering Deans' Council of the American Society for Engineering Education. He has held the McMurtry Professor of Engineering distinction at Rice University since 1988.

(4) Mr. Griffin served as Chairman of the Board from 1957, and as Chief Executive Officer of the Company from 1985, until his retirement in February 1995. He then served as a consultant to the Company until February 1997.

(5) Prior to assuming his current position in January 1994, Mr. O'Neill served as President of Williams Gas Pipelines. Mr. O'Neill is a member of the partnership policy committee of Northern Border Partners, L.P. ("NBP") and a member of the management committee of Northern Border Pipeline Company of which NBP has a 70 percent general partnership interest. He is also a director of the Gas Research Institute.

(6) Mr. Cox is an independent Trustee for the Fidelity Group of Funds and a member of the Board of Directors of USA Waste Services, Inc. and Rio Grande, Inc. Mr. Cox also serves on advisory Boards at Texas A&M University and the University of Texas. Mr. Cox is a former Vice Chairman of the Board of Atlantic Richfield Company and President and former Chief Operating Officer of Champlin Petroleum Company (Union Pacific Resources Company).

(7) Mr. Linbeck, Jr. serves as a Life Director of the Associated General Contractors of America and as a director of John Hancock Advisers, Inc. and Duke Energy Corporation. He is also a director of the Greater Houston Partnership and is currently serving as Chairman, Americans for Fair Taxation, and Chairman, Texans for Lawsuit Reform.

(8) Pursuant to the terms of the merger agreement providing for the merger of Bettis Corporation with a wholly-owned subsidiary of the Company, Mr. Avery was elected on December 12, 1996, to fill the unexpired term of Ralph H. Clemons, Jr. who retired from the Board effective that date. Mr. Avery also serves as a director of TransCoastal Marine Services, Inc. and ITEQ, Inc. and as an advisory director of Cooper Cameron Corporation.

(9) Mr. Gayle, Jr. was a partner in the law firm of Fulbright & Jaworski L.L.P. until his retirement on January 1, 1997, and he served as Chairman of that firm's Executive Committee from 1979 until 1992. Fulbright & Jaworski L.L.P. provides legal services to the Company on an ongoing basis, and the Company will continue to engage that firm during the current fiscal year.

Meetings and Committees of the Board

         During the fiscal year ended December 31, 1997, the Board held six meetings, and each director attended at least 75 percent of the combined number of meetings of the Board and of the committees of the Board of which he was a member.

         The Audit Committee reviews with the Company's independent accountants the scope and results of the annual audit of the Company's consolidated financial statements. In addition, the Audit Committee reviews the independent accountants' management letter containing their recommendations for improvements to the Company's internal controls. The Audit Committee also recommends to the Board the selection of independent accountants. The Audit Committee currently is composed of Gibson Gayle, Jr., Ralph F. Cox and Thomas
J. Keefe. During the fiscal year ended December 31, 1997, the Audit Committee held four meetings.

         The Compensation Committee advises the Board concerning the compensation and benefits of the executive officers and certain operating officers of the Company. The Compensation Committee currently is composed of Brian E. O'Neill, Leo E. Linbeck, Jr. and Thomas J. Keefe. During the fiscal year ended December 31, 1997, the Compensation Committee held three meetings.

         The Executive Committee acts on behalf of the Board between regularly scheduled meetings of the Board of Directors. The Executive Committee, which is currently composed of Ronald C. Lassiter, Leo E. Linbeck, Jr. and Nathan M. Avery, did not meet during the fiscal year ended December 31, 1997.

         The Nominating Committee recommends to the Board the persons to nominate for election as directors at the annual meetings of stockholders or to fill vacancies created by the resignation of a director and currently is composed of W. A. Griffin, Brian E. O'Neill and Ralph F. Cox. The Nominating Committee will not consider proposals submitted by security holders. The Nominating Committee did not meet during the fiscal year ended December 31, 1997.


                               EXECUTIVE OFFICERS

         The following table lists the name, age, current position and period of service with the Company of each executive officer of the Company. Each executive officer was elected by the Board and will hold office until the next annual meeting of the Board or until his or her successor shall have been elected and qualified.

                                                                                                  Officer
             Name                  Age                          Position                           Since
             ----                  ---                          --------                           -----
Ronald C. Lassiter  . . . . . .    65    Chairman of the Board and Chief Executive Officer          1997
Alex Newton . . . . . . . . . .    48    President and Chief Operating Officer                      1997
James M. Tidwell  . . . . . . .    51    Executive Vice President and Chief Financial Officer       1996
W. Todd Bratton . . . . . . . .    53    Executive Vice President and President of Daniel           1996
                                             Measurement and Control
W.C. Clingman . . . . . . . . .    64    Vice President, Information Services                       1977
Michael R. Yellin . . . . . . .    52    Vice President, Secretary and Treasurer                    1981
Daniel J. Sarik . . . . . . . .    48    Vice President, Business Development                       1997
Michael T. Atkins . . . . . . .    44    Vice President, Human Resources                            1997
Wilfred M. Krenek . . . . . . .    45    Vice President, Controller and Chief Accounting            1997
                                         Officer
Katie-Pat Bowman  . . . . . . .    43    Vice President and General Counsel                         1997

         Ronald C. Lassiter was elected Chairman of the Board in March 1996.
He became Acting President and Chief Executive Officer of the Company effective January 24, 1997, upon the resignation of W.A. Griffin, III, and has continued as Chief Executive Officer following the election of Alex Newton to the office of President in July 1997.

         Alex Newton joined the Company as President and Chief Operating Officer effective July 1, 1997. From 1987 until July 1997, Mr. Newton held various managerial positions with divisions of Camco International Inc., an oilfield manufacturing and service company, including Reed Tool Company, where he served as President from February 1996 until July 1997, and the Hycalog Division, where he served as General Manager from October 1993 until February 1996, General Manager, Eastern Hemisphere, from January 1993 until October 1993, and as General Manager, Western Hemisphere, from September 1987 to January 1993.

         James M. Tidwell joined the Company in August 1996, as Vice President, Finance and Chief Financial Officer, and was elected Executive Vice President and Chief Financial Officer effective December 12, 1996. Prior to joining the Company, Mr. Tidwell served as Vice President of Finance of Hydril Company, an oilfield equipment company, from August 1992 through August 1996. Prior to that, Mr. Tidwell was Vice President Finance of ABB Vetco Gray, Inc. from 1988 until 1992 and was President of Vetco Gray, Inc. from 1986 to 1988.

         Pursuant to the merger of Bettis Corporation with a wholly-owned subsidiary of the Company, W. Todd Bratton was elected an Executive Vice President of the Company on December 12, 1996. He became President of Daniel Measurement and Control, Inc. in February 1997, and President of the Daniel Measurement and Control Division in March 1998. Mr. Bratton served as President of Bettis Corporation from 1988 and as its Chief Executive Officer from May 1994 until February 1997. Mr. Bratton served in varying capacities including

Executive Vice President, Operations of Galveston-Houston Company, Bettis Corporation's then-parent company, from 1979 to May 1994.

         Daniel J. Sarik joined the Company in August 1997, as Vice President, Business Development. Prior to joining Daniel, Mr. Sarik served in various managerial positions with Camco International Inc., including Director of Marketing of Camco Drilling Group, from January 1992 to August 1997, and as Director of Marketing of the Hycalog Division, from June 1987 to January 1992.

         Michael T. Atkins joined Daniel as Vice President, Human Resources, in September 1997. He was previously employed with EOTT Energy Corp., a subsidiary of Enron Corporation involved in crude oil trading and transportation, as Manager, Human Relations since February 1992. Mr. Atkins also served as Manager, Human Resources of Mitsubishi Motors Credit of America, Inc., from July 1989 to January 1992, and as Supervisor of Employee Relations of The Permian Corporation, another crude oil trading and transportation company, from February 1986 to June 1989.

         Wilfred M. Krenek was elected Vice President, Controller and Chief Accounting Officer of Daniel effective May 1997. He had served as Vice President, Chief Financial Officer, Treasurer and Secretary of Bettis Corporation from May 1994 until May 1997. Prior to that, Mr. Krenek was employed by Galveston-Houston Company in the capacity of Vice President and Controller from May 1989 to May 1994, as Controller from July 1987 to May 1989, and as Tax Manager from April 1985 to July 1987.

         Katie-Pat Bowman joined the Company in September 1997 as Vice President and General Counsel. She was previously employed by Houston law firms Haynes and Boone LLP, from March 1997 until September 1997, and Fulbright & Jaworski L.L.P., from August 1987 until March 1997. Prior to that, Ms. Bowman was employed with Daniel Industries, Inc. from 1981 to 1987 as Internal Audit and Export Control Manager.


                             EXECUTIVE COMPENSATION

Report of the Compensation Committee with Respect to Compensation of Executive Officers

         The Compensation Committee of the Board of Directors (the "Committee"), which is composed of three independent outside directors, is responsible for advising the Board concerning the compensation and benefits of the executive officers of the Company.

Compensation Philosophy and Overall Objectives

         The Company's compensation program is designed to attract, motivate and retain management talent required to achieve corporate objectives and increase stockholder value. It is also designed to align executive remuneration levels both with the interests of stockholders and with overall Company performance. The Company's executive compensation program includes a combination of base salaries and annual and long-term incentives in the form of cash bonuses, stock awards and stock options, which are linked to the financial and stock performance of the Company.

         The compensation programs are generally administered by or under the direction of the Committee and are reviewed annually to ensure that remuneration levels and benefits are competitive and reasonable in light of the overall performance of the Company. The compensation of all executive officers, including the Chief Executive Officer, is approved by the full Board of Directors following recommendations by the Committee.

         The Committee determines competitive levels of compensation for executive positions based on information obtained from published and private compensation surveys, as well as proxy statements, for companies in the Company's industry with annual revenues comparable to Daniel's. Although some of the same companies may be included in the S&P Oil Composite reflected in the Company's performance graph included elsewhere in the proxy statement, the two groups are not identical. Variable incentives, both annual and longer term, are important components of the Company's executive compensation program and are used to link pay and performance results.

Compensation Program Components

         Base Salary. The base salary program targets the average or median of the compensation comparison group. Salary adjustments are based on the individual's experience, background and performance during the prior year. During the fiscal year ended December 31, 1997, the Company elected a new Chief Executive Officer, as well as a number of other new executive officers. Accordingly, certain market factors were also considered in setting the salaries of these new officers. The Committee's review and analysis of these matters are subjective, and no specific weight is given to any single factor. Overall, the base salaries of the corporate officers and key executives during 1997 approximated both the market mean and median. On January 24, 1997, Ronald
C. Lassiter, the Company's Chairman of the Board, was elected Acting President and Chief Executive Officer of the Company and received a consulting fee of $20,833 per month in that capacity. He was elected Chief Executive Officer effective July 1, 1997, at which time the consulting fee was converted into an annual salary of $250,000, which was in the 75th percentile of the compensation peer group. The salaries of the current executive officers who were not initially hired by Daniel in 1997 increased by an average of 3.7 percent over 1996 levels.

         Annual Performance Incentives.   In 1997, annual incentive
compensation was provided to the Company's executive officers and other key executives in the form of cash bonuses based on overall Company operating income, on the individual's operating unit's operating income (for non-corporate officers) and on certain individual objectives established for the executive at the beginning of the year. The Chief Executive Officer was eligible to receive a target bonus equal to 100 percent of his salary, with the other executive officers (excluding the President, who is discussed below) being eligible for target bonuses of between 30 percent and 40 percent of their respective salaries. However, if the Company exceeded its targeted performance level, the executive could earn as much as 25 percent above the targeted bonus. For the fiscal year ended December 31, 1997, the Company exceeded its targeted operating income, and total cash bonuses approved for the executive officers named in the Summary Compensation Table were $402,019, including $141,369 paid to the Chief Executive Officer (which represents a bonus that was prorated to the date he was elected Chief Executive Officer). The President of the Company was entitled under his Employment Agreement to receive a bonus of $75,000 (also included in the $402,019), which was paid in January 1998.

         Long Term Compensation. Longer term incentives, in the form of stock options and restricted stock awards, are designed to directly link a significant portion of the executive's compensation to the enhancement of stockholder value. In addition, they encourage management to focus on the longer term development and prosperity of the Company, in addition to annual operating profits. Restricted stock grants under the Company's Stock Award Plan are designed to increase the actual share ownership position of key executives, providing a strong emphasis on maintaining and enhancing stockholder value and retaining executives during different states of the business cycle. Accordingly, from time to time, the Committee grants to the Company's executive officers restricted stock awards and options to purchase shares of Common Stock. The number of shares granted is determined based on the level and contribution of the employee and may take into account the stock ownership and other options held by the employee. Restricted stock awards and stock options are generally subject to vesting over a number of years, and stock options generally have exercise prices equal to the market price of the Common Stock on the date of grant. During the year ended December 31, 1997, options to acquire 530,000 shares of Common Stock were granted to the named executive officers, including an option to acquire 250,000 shares of Common Stock granted to the Chief Executive Officer. As part of his employment arrangement, the President of the Company was granted 50,000 shares of restricted Common Stock, which shares vest at the rate of 20 percent per year over a five-year period.


Compensation Committee of the Board of Directors

Brian E. O'Neill
Leo E. Linbeck, Jr.
Thomas J. Keefe

Cash Compensation

         The following table sets forth certain information regarding compensation paid for services rendered during the fiscal year ended December 31, 1997, the three-month transition period from October 1, 1996 through December 31, 1996 resulting form the Company's change in fiscal year (designated as "1996T"), and for the fiscal years ended September 30, 1996 and September 30, 1995, to each of the Company's Chief Executive Officer, its four other most highly compensated executive officers, and its former Chief Executive Officer who served for a period in fiscal 1997:

                                                Summary Compensation Table

                                                                                 Long Term Compensation
                                               Annual Compensation                       Awards
                                      --------------------------------------   --------------------------
                                                                Other Annual    Restricted     Securities    All Other
                                                                Compensation      Stock        Underlying    Compensa-
Name and Principal Position   Year    Salary ($)     Bonus ($)    ($) (1)      Awards($)(2)    Options(#)   tion ($)(3)
---------------------------   ----    ----------     ---------  ------------   ------------    ----------  ------------
            (a)                (b)        (c)          (d)         (e)             (f)            (g)          (i)
Ronald C. Lassiter, Chairman  1997      242,730 (4) 141,369        --              --           250,000          625
   Of the Board and Chief     1996T      --           --           --              --              --             --
   Executive Officer          1996       --           --           --              --              --             --
                                        100,000 (5)   --           --              --              --             --

W.A. Griffin, III, former     1997       21,667       --           --              --              --            650
   President and Chief        1996T      65,150       --           --              --              --            975
   Executive Officer (6)      1996      265,900       --           --              --              --          8,196
                              1995      242,200      62,500      64,120 (7)      62,500 (8)      60,000       31,031

Alex Newton, President and    1997      103,227      75,000        --           706,250         200,000           --
   Chief Operating Officer

W. Todd Bratton, Executive    1997      170,592      73,546        --              --            40,000        1,062
    Vice President            1996T      13,670 (9)   --           --              --              --             --

James M. Tidwell, Executive   1997      169,942      71,857        --              --            40,000        2,359
   Vice President and Chief   1996T      42,086       --           --              --              --             --
   Financial Officer          1996       20,096      12,500        --            38,625 (10)       --             --


W. C. Clingman, Vice          1997      129,733      40,247        --              --              --          5,603
   President, Information     1996T      31,400       --           --              --              --            469
   Services                   1996      129,626      13,250        --            13,250 (10)       --          5,750
                              1995      119,525      21,000        --            21,000  (8)     30,000       21,226

-------------

(1) Unless otherwise indicated, does not include the value of perquisites and other benefits as the aggregate amount of such compensation for the named officer does not exceed the lesser of $50,000 or 10 percent of that officer's total reported annual salary and bonus.

(2) As of December 31, 1997, Messrs. Newton, Tidwell and Clingman held 50,000, 2,617 and 1,163 shares of Common Stock, respectively, subject to restriction, having a value of $962,500, $50,377 and $22,388, respectively.

(3) For 1997, 1996T and 1996, represents the vested amount of the Company's contribution to the Company's profit sharing and savings plan (the "Plan") that was allocated to each employee's account. For 1995, includes $8,027 and $5,499 as the vested amount of the Company's contribution to the Plan, and $23,004 and $15,727, as the Company's contribution to the Company's supplemental retirement plan, in each case, allocated to the accounts of Messrs. Griffin, III and Clingman, respectively. During 1996, the Company made additional contributions to the supplemental retirement plan of $94,591 and $62,094 for the accounts of Messrs. Griffin, III and Clingman, respectively; however, such plan was terminated by the Company effective September 30, 1996, and the participants were paid their vested portions of their accounts ($11,010 and $10,072, in the case of Messrs. Griffin, III and Clingman, respectively) with all unvested contributions reverting to the Company.

(4) Upon the resignation of Mr. Griffin, III as President and Chief Executive Officer effective January 24, 1997, Mr. Lassiter became Acting President and Chief Executive Officer of the Company and was paid a consulting fee of $20,833 per month for such services. When Alex Newton was elected President of the Company effective July 1, 1997, Mr. Lassiter was elected Chief Executive Officer and was awarded an annual salary of $250,000. The 1997 salary amount in the Summary Compensation Table includes amounts paid to Mr. Lassiter in 1997 as consulting fees.

(5) Effective March 6, 1996, the Company entered into an agreement with Mr. Lassiter pursuant to which he agreed to serve as Chairman of the Board for $100,000, which was to be paid in shares of the Company's Common Stock valued as of the beginning of the period (or 6,558 shares), the issuance of which was deferred until March 6, 2001.

(6) Mr. Griffin, III resigned as President and Chief Executive Officer effective January 24, 1997.

(7) Includes $49,985 for initiation fees and dues for various club memberships and payments to Mr. Griffin, III to compensate him for the tax effect of receiving those perquisites.

(8) Award was granted in fiscal 1996 in lieu of a portion of the cash bonus earned in fiscal 1995.

(9) Does not include compensation paid to Mr. Bratton by Bettis Corporation prior to December 12, 1996, the date Bettis was acquired by Daniel and Mr. Bratton became an executive officer of the Company.

(10) Award to Mr. Clingman, and award valued at $12,500 to Mr. Tidwell, were granted in December 1996 in lieu of a portion of the cash bonuses earned in fiscal 1996.

Option Grants

         The following table sets forth certain information regarding stock options granted during fiscal 1997 to the persons named in the Summary Compensation Table.

                         Option Grants in Fiscal 1997


                                Number of        % of Total                                        Potential Realizable Value
                                Securities        Options                                          at Assumed Annual Rates of
                                Underlying       Granted to       Exercise or                         Stock Price Apprecia-
                             Options Granted    Employees in      Base Price        Expiration        tion for Option Terms
         Name                       (#)             1997        Share ($/Share)        Date             5% ($)     10% ($)
         ----                      ----             ----        ---------------        ----             ------     -------
Ronald C. Lassiter  . . . .      250,000*           24.4            14.1875          6/16/07          2,230,610   5,652,805
W.A. Griffin, III . . . . .         --               --               --                --               --          --
Alex Newton . . . . . . . .      200,000            19.5            14.1875          6/16/07          1,784,488   4,522,244
W. Todd Bratton . . . . . .       30,000*            2.9            14.1875          6/16/07            267,673     678,337
                                  10,000*            1.0            14.6875          6/18/07                        234,081
                                                                                                         92,369
James M. Tidwell  . . . . .       40,000*            3.9            14.1875          6/16/07            356,898     904,449
W.C. Clingman . . . . . . .         --               --               --                --                --         --


--------------------

* These options were granted under the 1997 Option Plan and are not exercisable until the stockholders approve the plan as more fully described elsewhere in this proxy statement.

Option Exercises

         The following table sets forth the aggregate option exercises during the fiscal year ended December 31, 1997, and the value of outstanding options at the end of that year held by the persons named in the Summary Compensation Table.

Aggregate Option Exercises in Fiscal 1997 and Option Values at December 31, 1997

                              Shares                    Number of Securities Underlying       Value of Unexercised In-the-
                            Acquired on      Value     Options Unexercised at Year End(#)    Money Options at Year End ($)
     Name                   Exercise (#)  Realized ($)     Exercisable/Unexercisable           Exercisable/Unexercisale
     ----                   ------------  ------------     -------------------------           ------------------------
Ronald C. Lassiter......         --           --                 10,000/255,000                    53,750/1,292,500
W.A. Griffin, III.......        8,307       35,824                        --/--                           --/--
Alex Newton.............         --           --                     --/200,000                           --/1,012,500
W. Todd Bratton.........         --           --                 105,560/40,000                    1,216,782/623,452
James M. Tidwell........         --           --                  10,000/60,000                       63,750/330,000
W.C. Clingman...........         --           --                  45,000/10,000                      204,375/51,250


Employment, Change of Control and Other Agreements

         On June 17, 1997, the Company entered into an agreement with Alex Newton ("Employment Agreement"), providing for his employment as President and Chief Operating Officer of the Company for a minimum annual compensation of $200,000, which is to be reviewed annually by the Compensation Committee of the Board for possible increases (as adjusted, "Base Salary"). In addition to the Base Salary, the Company agreed to pay Mr. Newton a cash bonus of at least $75,000 on January 4, 1998, and, in the sole discretion of the Compensation Committee, an annual performance bonus thereafter of between 12.5 percent and 100 percent of his Base Salary. The term of the Employment Agreement shall terminate in the event of Mr. Newton's death, his disability, his resignation without "Good Reason" (as defined below) or his termination of employment for "Cause" (as defined below). If the Employment Agreement is terminated prior to June 17, 1999, by reason of the death or disability of Mr. Newton, he or his estate will be entitled to receive a pro rata amount of the performance bonus, if any, that he would have received for the year of termination. If, prior to June 17, 1999, Mr. Newton terminates his employment for Good Reason or is terminated by the Company for other than Cause, the Company will pay him a lump sum amount equal to the greater of the Base Salary that would have been paid through the remainder of the term had such termination not occurred, or a full year of Base Salary. If, on or after June 17, 1999, Mr. Newton terminates his employment for Good Reason or is terminated by the Company for other than Cause, the Company will pay him a lump sum amount equal to the greater of a full year of Mr. Newton's (i) Base Salary as in effect at June 17, 1999, or
(ii) salary, exclusive of any bonuses, in effect at the time of his severance of employment.

         In connection with his employment, Mr. Newton was also granted an award of 50,000 shares of restricted Common Stock, which vests at a rate of 20 percent per year over a five-year period. The shares are subject to immediate vesting upon the termination of Mr. Newton's employment relationship by reason of his death or disability, his resignation for Good Reason or his termination of employment for other than Cause.

         The Company entered into a severance agreement with each of W. Todd Bratton and James M. Tidwell in connection with his employment with Daniel, which provides for the payment of one year's net salary if he is terminated for any reason other than criminal misconduct.

         The Company has entered into Change of Control Agreements with Ronald
C. Lassiter and each of the other current executive officers named in the Summary Compensation Table. The terms of Mr. Lassiter's and Mr. Newton's Change of Control Agreements are their respective periods of employment with the Company. The other Change of Control Agreements are for a term equal to the later of (i) three years from February 6, 1997, August 23, 1996, or March 25, 1995, for Mr. Bratton, Mr. Tidwell and Mr. Clingman, respectively, or
(ii) the last Change in Control (hereinafter defined) of the Company, and are automatically renewable for successive one-year terms if notice of termination is not given by the Company. The Change of Control Agreement for each of Messrs. Bratton, Tidwell and Clingman is subject to earlier termination upon
(i) the employee's death, disability or retirement or (ii) termination by the employee or the Company of the employee's employment by the Company. Under each Change of Control Agreement, a "change in control" of the Company shall have occurred if (i) a report on Schedule 13D shall be filed with the SEC disclosing that any person (or group of persons acting in concert), other than the Company, one of its subsidiaries or any employee benefit plan of the Company, is the beneficial owner of 20 percent of the outstanding securities of the Company entitled to vote for directors ("Voting Stock"); (ii) any person (or group of persons acting in concert), other than the Company, one of its subsidiaries or any employee benefit plan of the

Company, shall purchase securities pursuant to a tender offer or exchange offer to acquire any Voting Stock and, immediately thereafter, is the beneficial owner of 20 percent of the Voting Stock; (iii) the stockholders of the Company shall approve (w) a merger or consolidation of the Company with any other person, (x) any sale or other transfer of all or substantially all the assets of the Company, (y) the dissolution of the Company, or (z) a transaction immediately after the consummation of which any person (or group of persons acting in concert) would be the beneficial owner of 50 percent of the outstanding Voting Stock; or (iv) during any 12-month period, individuals who at the beginning of that period constituted the Board of Directors cease to constitute a majority of the Board.

         Under the Change of Control Agreements, in the event the employee terminates his employment as a result of an event of termination for Good Reason or is terminated by the Company other than as a result of an event of termination for Cause, in each case following a Change in Control, the Company would pay (i) Mr. Newton a cash lump sum payment equal to three times the sum of (A) the amount of annualized Base Salary for the year of termination (prior to any reduction that constituted an event of termination for Good Reason), and
(B) the greater of (1) the amount of any cash bonus paid or payable to Mr. Newton for services rendered in the prior fiscal year or (2) 50 percent of the annualized Base Salary as determined in (A) above, (ii) Mr. Lassiter a cash lump sum payment equal to three times the sum of (A) the amount of his annualized base salary for the year of termination (prior to any reduction that constituted an event of termination for Good Reason), and (B) the amount of any cash bonus paid or payable to Mr. Lassiter for services rendered in the prior fiscal year, and (iii) in the case of Messrs. Tidwell, Bratton or Clingman, a cash lump sum payment equal to two and one-half times the sum of (A) the amount of base salary the employee would have been paid during the fiscal year of termination, (B) the amount of any cash bonus paid or payable to the employee for services rendered in the prior fiscal year, and (C) the amount of any income that (1) is includable in the employee's gross income for tax purposes or (2) is attributable to the exercise of options exercised by the employee within the one-year period prior to the termination date. Each agreement also obligates the Company to maintain in effect, during the one-year period following termination (or such earlier date that the employee becomes a full-time employee of another person), other benefit plans (including life insurance, medical and disability) for the benefit of such employee or to provide substantially similar benefits. In the case of Messrs. Tidwell, Bratton or Clingman, if all or any part of a payment under a Change of Control Agreement would not be deductible for federal income tax purposes by the Company or one of its tax affiliates, the amount would be reduced such that no portion of any change of control payment to such employee (whether under the Change of Control Agreement or otherwise) is not deductible by the Company or one of its tax affiliates.

         Each Change of Control Agreement provides generally that an event of termination for Good Reason shall have occurred if the Company shall (i) assign the employee duties inconsistent with his position in effect immediately prior to the first Change in Control of the Company; (ii) remove or fail to re-elect or re-appoint the employee to any position with the Company held immediately prior to the first Change in Control; (iii) take any other action that results in a material diminution in such position, authority, duties or responsibilities; (iv) reduce the employee's annual base salary as in effect immediately prior to the first Change in Control of the Company or as may be increased thereafter; (v) relocate the employee's principal office outside of Houston, Texas; (vi) fail to continue his participation, on substantially the same basis, in any benefit plan in which the employee participated prior to the first Change in Control, unless an equitable arrangement shall have been made;
(vii) materially reduce any other benefits that were provided to the employee by the Company prior to the first Change in Control, including any material fringe benefits, (viii) reduce the employee's number of paid vacation days, or
(ix) in the case of Mr. Newton, fail to promote him to Chief Executive Officer by July 1, 2000. An event of termination for Cause shall have occurred if the employee willfully and continuously fails to substantially perform his duties or willfully engages in conduct known to be materially injurious to the Company.

         The Company has entered into Change of Control Agreements, similar to those of Messrs. Bratton, Tidwell and Clingman, with the other current executive officers, as well as certain of the Company's operating officers.

         In connection with his resignation and agreement to provide reasonable assistance to the Company with respect to unfinished business, Mr. Griffin, III and the Company entered into an agreement on January 24, 1997, whereby the Company paid Mr. Griffin, III a lump sum of $2,000,000, removed the restrictions on 3,030 shares of Common Stock previously granted under the Company's Stock Award Plan and will pay the cost of COBRA coverage for Mr. Griffin, III under certain of the Company's insurance programs for up to 18 months, but only to the extent similar benefits are not covered by any subsequent employer's plans or programs.

Compensation of Directors

         Directors who are also employees of the Company do not receive fees for attending meetings of the Board. Each non-employee director of the Company receives fees of (i) $1,000 for each meeting of the Board and for each committee meeting thereof that he attends, subject to a maximum daily fee of $1,000, and (ii) an annual retainer of $15,000 ($12,000 prior to July 1, 1997). Effective July 1, 1997, the chairman of any committee of the Board receives an additional annual retainer of $2,500.

         Pursuant to the Company's 1997 Non-Employee Director Stock Option Plan, on each of June 17, 1997 (the date the Director Plan was approved), and January 1, 1998, each non-employee director serving on such date received an option to purchase 5,000 shares of Common Stock. The options are fully exercisable on the date of grant, provided that no options will be exercisable unless the stockholders approve the Director Plan as set forth below. The exercise price is the average of the high and low sale prices of the Common Stock on the date of the grant. Under the Company's 1995 Non-Employee Directors' Stock Option Plan, Dr. Michael Carroll received an option for 15,000 shares on January 14, 1998, the date of his election to the Board. That option vests with respect to one third of the shares covered thereby on each of the first three anniversaries of the date of grant.

Compensation Committee Interlocks and Insider Participation

         No member of the Compensation Committee of the Board during the fiscal year ended December 31, 1997, was an officer or employee of the Company or any of its subsidiaries, or was formerly an officer of the Company or any of its subsidiaries.

         During the fiscal year ended December 31, 1997, no executive officer of the Company served as (i) a member of the compensation committee (or other board committee performing equivalent functions) of another entity, one of whose executive officers served on the Compensation Committee, (ii) a director of another entity, one of whose executive officers served on the Compensation Committee, or (iii) a member of the compensation committee (or other board committee performing equivalent functions) of another entity, one of whose executive officers served as a director of the Company.

Section 16(a) Beneficial Ownership Reporting Compliance

         The Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires that the Company's directors, executive officers and 10 percent stockholders report to the SEC certain transactions involving Common Stock. Based solely upon a review of Forms 3, 4 and 5 furnished to the Company and representations received from persons subject to such reporting requirements, all filings were timely during the fiscal year ended December 31, 1997, except that Mr. Krenek was late in filing a Form 3 due upon his election in May 1997 as an officer of the Company, Mr. Sarik amended, in February 1998, his Form 3 filed in August 1997 upon his election as an officer of the Company, and all of the Company's directors (excluding Messrs. Keefe, Carroll and Avery, who were not directors at the time) were late in reporting the receipt of a stock option granted by the Company in February 1996.

Performance Graph

         The following graph compares, as of each of the dates indicated, the performance of the Common Stock to the Standard & Poor's 500 Stock Index ("S&P 500") and the Standard & Poor's Oil Composite Index ("S&P Oil Composite") for the Company's last five fiscal years and for the three-month transition period ended December 31, 1996. The graph assumes that the value of the investment in the Common Stock and each index was $100 at September 30, 1992, and that all dividends were reinvested.

                                   [CHART]


---------------------------------------------------------------------------------------------
                      9-92      9-93       9-94       9-95       9-96       9-97       12-97
---------------------------------------------------------------------------------------------
Daniel              $100.00    $126.45    $ 96.55    $127.89    $111.07    $128.91    $170.15
S&P 500             $100.00    $113.00    $117.17    $152.02    $182.93    $198.18    $264.29
S&P Oil Composite   $100.00    $115.70    $114.02    $136.84    $171.12    $189.90    $234.58



         The foregoing graph is based on historical data and is not necessarily indicative of future performance. This graph shall not be deemed to be "soliciting material" or to be "filed" with the SEC or subject to Regulations 14A and 14C under the Exchange Act or to the liabilities of Section 18 under the Exchange Act.

            PROPOSAL FOR THE ADOPTION OF THE 1997 STOCK OPTION PLAN

         On June 17, 1997, the Board adopted the Daniel Industries, Inc. 1997 Stock Option Plan pursuant to which options to purchase up to 730,000 shares of Common Stock may be granted. The 1997 Option Plan is effective as of June 17, 1997, provided that the stockholders of the Company approve the Plan by June 17, 1998. The individuals eligible to participate in the 1997 Option Plan are such key employees, including officers and employee directors, consultants and advisors of the Company and its affiliates as a committee of the Board (the "Committee"), which administers the 1997 Option Plan, may determine from time to time.

         The Committee may grant either incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or non-statutory stock options. The maximum number of shares subject to options that may be awarded under the 1997 Option Plan to any employee during any consecutive three-year period is 365,000. The purchase price of shares subject to an option granted under the 1997 Option Plan is determined by the Committee at the time of grant, but may not be less than the fair market value of the shares of Common Stock on the date of grant. Notwithstanding any other provisions of the 1997 Option Plan to the contrary, the aggregate fair market value (determined as of the date the option is granted) of the stock with respect to which incentive stock options are exercisable for the first time by the optionee in any calendar year (under the 1997 Option Plan and any other incentive stock option plan of the Company) may not exceed $100,000. Options granted under the 1997 Option Plan must be exercised within ten years from the date of grant. In the case of any eligible employee who owns or is deemed to own stock possessing more than 10 percent of the total combined voting power of all classes of stock of the Company or its parent or subsidiaries, the option price of any incentive stock option granted under the 1997 Option Plan may not be less than 110 percent of the fair market value of the Common Stock on the date of grant, and the exercisable period may not exceed five years from the date of grant.

         Options granted under the 1997 Option Plan are not transferable by the optionee other than by will or under the laws of descent and distribution. The 1997 Option Plan also provides that no option shall be exercisable after 30 days following the severance of the employment relationship between the optionee and the Company for any reason other than death. The option agreements generally provide that, in the event of the death of an optionee while employed by the Company, the option will terminate on the earlier of the date of expiration of the option or one year following the date of death. In such event, the executors or administrators of the optionee or other person to whom his or her option may be transferred by will or by the laws of descent and distribution may exercise the option in respect of the number of shares that were vested on the date of death.

         No optionee will recognize income upon the grant of an option under the 1997 Option Plan. Upon the exercise of any portion of a non-statutory stock option, the optionee will recognize taxable ordinary income equal to the excess of the fair market value of the shares so acquired as of the date of exercise over the option price paid for such shares. The Company ordinarily will be entitled to a deduction for compensation expense in an amount equal to the amount of such ordinary income. Upon disposition of the shares acquired upon the exercise of the option, the optionee will generally recognize a long-term or short-term capital gain or loss (depending on how long the shares were held) equal to the excess of the amount realized by him or her upon such disposition over the fair market value of the shares on the date he or she exercised the option.

         In the case of incentive stock options, and except to the extent the excess of the fair market value of the acquired shares as of the date of exercise over the exercise price may constitute income for purpose of the optionee's alternative minimum tax computation, if the optionee does not dispose of shares acquired pursuant to the exercise of such option within two years from the date the option was granted or within one year after the shares were transferred to him or her, no income would be recognized by the optionee by reason of his or her exercise of the option. The difference between the option price and the amount realized upon a subsequent disposition of shares would be treated as long-term capital gain or loss. In such event, the Company would not be entitled to any deduction in connection with the grant or exercise of the option or the disposition of the shares so acquired. If, however, an optionee disposes of shares acquired pursuant to his or her exercise of an incentive stock option before the end of the two-year or one-year holding period noted above, the optionee would be treated as having received, at the time of disposition, compensation taxable as ordinary income. In such event, the Company ordinarily will be entitled to a deduction for compensation paid at the same time in the same amount as compensation is treated as being received by the optionee. The amount treated as compensation is the excess of the fair market value of the shares at the time of exercise (or, in the case of a sale in which a loss, if sustained, would be recognized, the amount realized on the sale, if less) over the option price; any amount realized in excess of the fair market value of the shares at the time of exercise would be treated as long-term or short-term capital gain, depending on how long the shares were held.

         The following options have been granted, either in 1997 or 1998, under the 1997 Option Plan, but will not be exercisable unless Daniel's stockholders approve the 1997 Option Plan:

                                                                      Shares Subject       Option
         Name                                                           to Option       Price ($) (1)
        -------                                                         ---------       -------------
Ronald C. Lassiter  . . . . . . . . . . . . . . . . . . . . . . . .      250,000            14.19
James M. Tidwell  . . . . . . . . . . . . . . . . . . . . . . . . .       40,000            14.19
                                                                          50,000            16.66
W. Todd Bratton   . . . . . . . . . . . . . . . . . . . . . . . . .       30,000            14.19
                                                                          10,000            14.69
Alex Newton   . . . . . . . . . . . . . . . . . . . . . . . . . . .         --                --
W.C. Clingman   . . . . . . . . . . . . . . . . . . . . . . . . . .         --                --
All executive officers as a group   . . . . . . . . . . . . . . . .      408,000            14.80
All directors who are not executive officers as a group   . . . . .         --                --
All employees, including all officers who are not executive
     Officers, as a group   . . . . . . . . . . . . . . . . . . . .      674,858            14.57


      --------------------

      (1)  Represents fair market value on the date of grant.

         As of March 23, 1998, the closing sale price of a share of Common Stock on the New York Stock Exchange was $19.81.

         The Board of Directors has approved the 1997 Option Plan and recommends that the stockholders vote "FOR" approval of the plan.


          PROPOSAL FOR THE ADOPTION OF THE 1997 NON-EMPLOYEE DIRECTOR
                               STOCK OPTION PLAN

         On June 17, 1997, the Board of Directors of the Company adopted the Daniel Industries, Inc. 1997 Non-Employee Director Stock Option Plan under which an aggregate of 120,000 shares may be issued.

         Pursuant to the terms of the Director Plan, each non-employee director of the Company on June 17, 1997, the date the Director Plan was approved by the Board, was granted an option to purchase 5,000 shares of Common Stock. Additionally, for so long as shares are available for grant under the Director Plan, on the first day of each fiscal year, each non-employee director who is serving on such day will be granted an option to purchase 5,000 shares of Common Stock. The non-employee directors of the Company include all directors except Mr. Lassiter.

         The purpose of the Director Plan is to advance the interests of the Company by providing the non-employee directors with additional incentive to serve the Company by increasing their proprietary interest in the success of the Company. The options granted under the Director Plan are immediately exercisable, provided that no option may be exercised until the Director Plan is approved by the stockholders. Each option granted to the Company's non-employee directors provides for the purchase of the shares thereunder at a per share price equal to the average of the high and low sale prices of the Common Stock on the New York Stock Exchange on the date of grant. The term of each option granted under the Director Plan is ten years, subject to earlier termination if the optionee ceases to be a member of the Company's Board of Directors. If the optionee ceases to be a member of the Board by reason of death, the option will terminate on the earlier of the expiration date or one year following the date of death. If the optionee ceases to be a member of the Board for any other reason, the option will terminate on the earlier of the expiration date or three months following the date he ceases to be a director.

         No optionee will recognize income upon the grant of an option under the Director Plan. Upon the exercise of any portion of an option, the optionee will recognize taxable ordinary income equal to the excess of the fair market value of the shares so acquired as of the date of exercise over the option price paid for such shares. The Company receives a deduction for compensation expense for the amount of such ordinary income. Upon disposition of the shares acquired upon the exercise of the option, the optionee will generally recognize a long-term capital gain or loss (depending on how long the shares were held) equal to the excess of the amount realized by the optionee upon such disposition over the fair market value of the shares on the date the optionee exercised the option.

         The following options have been granted under the Director Plan, subject to stockholder approval of this proposal to approve the Director Plan:

                                                        Shares Subject      Option
     Name                                                 to Option        Price ($)
     ----                                                 ---------        ---------
Thomas J. Keefe                                             5,000            14.19
                                                            5,000            18.78
Michael M. Carroll                                           --               --
W.A. Griffin                                                5,000            14.19
                                                            5,000            18.78
Brian E. O'Neill                                            5,000            14.19
                                                            5,000            18.78
Ralph F. Cox                                                5,000            14.19
                                                            5,000            18.78
Leo E. Linbeck, Jr.                                         5,000            14.19
                                                            5,000            18.78
Nathan M. Avery                                             5,000            14.19
                                                            5,000            18.78
Gibson Gayle, Jr.                                           5,000            14.19
                                                            5,000            18.78
All executive officers as a group                            --               --
All directors who are not executive officers
     as a group                                            70,000            16.48
All employees, including all officers who are not
     executive officers, as a group                          --               --


         The Board of Directors has approved the Director Plan and recommends that the stockholders vote "FOR" approval of the plan.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         Effective February 3, 1995, W. A. Griffin entered into a two-year Consulting Agreement with the Company under which he provided services and counsel on business matters as requested by the Chief Executive Officer. Under the Consulting Agreement, the Company paid Mr. Griffin a fee of $135,000 per year for those services and reimbursed him for certain expenses.


                            INDEPENDENT ACCOUNTANTS

         Upon the recommendation of the Audit Committee, the Board has selected Price Waterhouse LLP, to audit the consolidated financial statements of the Company and its subsidiaries for the year ending December 31, 1998. Price Waterhouse LLP has served as the Company's independent accountants for the past 41 years. Representatives of Price Waterhouse LLP are expected to be available at the annual meeting of stockholders to respond to appropriate questions, and they will be permitted to make a statement if they so desire.

                       PROPOSALS FOR NEXT ANNUAL MEETING

         Any proposals of holders of shares of Common Stock intended to be presented at the annual meeting of stockholders of the Company to be held in 1999 must be received by the Company at its principal executive offices, 9753 Pine Lake Drive, Houston, Texas 77055, no later than December 2, 1998 in order to be considered for inclusion in the proxy statement and proxy relating to that meeting.


                               OTHER INFORMATION

         At the date of this proxy statement, the Board knows of no other matters to be presented for consideration at the annual meeting. However, if any other matters should properly come before the meeting or any adjournment thereof, the persons named in the Proxy will have discretionary authority to vote the shares of Common Stock represented by the Proxy with respect to such matters. The shares represented by the Proxy will also be voted with respect to matters incident to the conduct of the meeting.

         The cost of solicitation of the Proxies will be borne by the Company. Arrangements will be made with brokerage firms and other custodians, dealers, banks and trustees, or their nominees who hold the voting securities of record, for the forwarding of solicitation material to the beneficial owners thereof. Upon request, the Company will reimburse such brokers, custodians, dealers, banks or their nominees for the reasonable out-of-pocket expenses incurred by them in connection with such distribution of materials. Certain officers and regular employees of the Company may solicit the return of Proxies by
telephone, telegram or personal interview.   In addition, the Company has
employed Morrow & Co. to assist in the solicitation of Proxies and the coordination of proxy solicitation materials through such brokers, custodians, dealers, banks or their nominees, for an anticipated fee of $5,000 plus mailing expenses.


                      By Order of the Board of Directors,




                               MICHAEL R. YELLIN
                                   Secretary

                                                                      APPENDIX A


                            DANIEL INDUSTRIES, INC.

                             1997 STOCK OPTION PLAN

                            DANIEL INDUSTRIES, INC.

                             1997 STOCK OPTION PLAN

                               TABLE OF CONTENTS

                                                                         Section
                                                                         -------
ARTICLE I - PLAN

       Purpose  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1.1
       Effective Date of Plan   . . . . . . . . . . . . . . . . . . . . . .  1.2

ARTICLE II - DEFINITIONS

       Affiliate  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2.1
       Board of Directors   . . . . . . . . . . . . . . . . . . . . . . . .  2.2
       Code   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2.3
       Committee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2.4
       Company  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2.5
       Employee   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2.6
       Fair Market Value  . . . . . . . . . . . . . . . . . . . . . . . . .  2.7
       Incentive Option   . . . . . . . . . . . . . . . . . . . . . . . . .  2.8
       Non-Employee Director  . . . . . . . . . . . . . . . . . . . . . . .  2.9
       Nonqualified Option  . . . . . . . . . . . . . . . . . . . . . . . . 2.10
       Option   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2.11
       Option Agreement   . . . . . . . . . . . . . . . . . . . . . . . . . 2.12
       Optionee   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2.13
       Outside Director   . . . . . . . . . . . . . . . . . . . . . . . . . 2.14
       Plan   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2.15
       Stock  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2.16
       10% Stockholder  . . . . . . . . . . . . . . . . . . . . . . . . . . 2.17

ARTICLE III - ELIGIBILITY

ARTICLE IV - GENERAL PROVISIONS RELATING TO OPTIONS

       Authority to Grant Options   . . . . . . . . . . . . . . . . . . . .  4.1
       Dedicated Shares   . . . . . . . . . . . . . . . . . . . . . . . . .  4.2
       Non-Transferability  . . . . . . . . . . . . . . . . . . . . . . . .  4.3
       Requirements of Law  . . . . . . . . . . . . . . . . . . . . . . . .  4.4
       Changes in the Company's Capital Structure   . . . . . . . . . . . .  4.5

ARTICLE V - OPTIONS

       Type of Option   . . . . . . . . . . . . . . . . . . . . . . . . . .  5.1
       Option Price   . . . . . . . . . . . . . . . . . . . . . . . . . . .  5.2
       Duration of Options  . . . . . . . . . . . . . . . . . . . . . . . .  5.3
       Amount Exercisable   . . . . . . . . . . . . . . . . . . . . . . . .  5.4
       Exercise of Options  . . . . . . . . . . . . . . . . . . . . . . . .  5.5
       Substitution Options   . . . . . . . . . . . . . . . . . . . . . . .  5.6
       No Rights as Stockholder   . . . . . . . . . . . . . . . . . . . . .  5.7

ARTICLE VI - ADMINISTRATION

ARTICLE VII - AMENDMENT OR TERMINATION OF PLAN

ARTICLE VIII - MISCELLANEOUS

       No Employment Obligation   . . . . . . . . . . . . . . . . . . . . .  8.1
       Tax Withholding  . . . . . . . . . . . . . . . . . . . . . . . . . .  8.2
       Written Agreement  . . . . . . . . . . . . . . . . . . . . . . . . .  8.3
       Indemnification of the Committee and the Board of Directors  . . . .  8.4
       Gender   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  8.5
       Headings   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  8.6
       Other Compensation Plans   . . . . . . . . . . . . . . . . . . . . .  8.7
       Other Options  . . . . . . . . . . . . . . . . . . . . . . . . . . .  8.8
       Arbitration of Disputes  . . . . . . . . . . . . . . . . . . . . . .  8.9
       Governing Law  . . . . . . . . . . . . . . . . . . . . . . . . . . . 8.10

                                   ARTICLE I

                                      PLAN

       1.1 PURPOSE. This Plan is a plan for employees, consultants and advisors of the Company and its Affiliates and is intended to advance the best interests of the Company, its Affiliates, and its stockholders by providing those persons who have substantial responsibility for the management and growth of the Company and its Affiliates with additional incentives and an opportunity to obtain or increase their proprietary interest in the Company, thereby encouraging them to continue in the employ of the Company or any of its Affiliates.

       1.2 EFFECTIVE DATE OF PLAN. This Plan is effective June 17, 1997, if within one year of that date it shall have been approved by at least a majority vote of stockholders voting in person or by proxy at a duly held stockholders' meeting, or if the provisions of the corporate charter, by-laws or applicable state law prescribe a greater degree of stockholder approval for this action, the approval by the holders of that percentage, at a duly held meeting of stockholders. No Option shall be granted pursuant to this Plan after June 16, 2007.

                                   ARTICLE II

                                  DEFINITIONS

       The words and phrases defined in this Article shall have the meaning set out in these definitions throughout this Plan, unless the context in which any such word or phrase appears reasonably requires a broader, narrower, or different meaning.

       2.1 "AFFILIATE" means any parent corporation and any subsidiary corporation. The term "parent corporation" means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if, at the time of the action or transaction, each of the corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain. The term "subsidiary corporation" means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the time of the granting of the Option, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

       2.2    "BOARD OF DIRECTORS" means the board of directors of the Company.

       2.3    "CODE" means the Internal Revenue Code of 1986, as amended.

       2.4 "COMMITTEE" means the committee designated by the Board of Directors. The Committee shall be comprised solely of at least two members who are both Outside Directors and Non-Employee Directors.

       2.5    "COMPANY" means Daniel Industries, Inc., a Delaware corporation.

       2.6 "EMPLOYEE" means a person employed by the Company or any Affiliate.

       II.7 "FAIR MARKET VALUE" of the Stock as of any date means (a) the average of the high and low sale prices of the Stock on that date (or, if there was no sale on such date, the next preceding date on which there was such a sale) on the principal securities exchange on which the Stock is listed; or (b) if the Stock is not listed on a securities exchange, an amount as determined by the Committee in its sole discretion.

       2.8 "INCENTIVE OPTION" means an Option granted under this Plan which is designated as an "Incentive Option" and satisfies the requirements of section 422 of the Code.

       2.9 "NON-EMPLOYEE DIRECTOR" means a "non-employee director" as that term is defined in Rule 16b-3 of the Securities Exchange Act of 1934.

       2.10 "NONQUALIFIED OPTION" means an Option granted under this Plan other than an Incentive Option.

       2.11 "OPTION" means either an Incentive Option or a Nonqualified Option granted under this Plan to purchase shares of Stock.

       2.12 "OPTION AGREEMENT" means the written agreement which sets out the terms of an Option.

       2.13 "OPTIONEE" means a person who is granted an Option under this Plan.

       2.14 "OUTSIDE DIRECTOR" means a member of the Board of Directors serving on the Committee who satisfies the criteria of section 162(m) of the Code.

       2.15 "PLAN" means the Daniel Industries, Inc. 1997 Stock Option Plan, as set out in this document and as it may be amended from time to time.

       2.16 "STOCK" means the common stock of the Company, $1.25 par value, or, in the event that the outstanding shares of common stock are later changed into or exchanged for a different class of stock or securities of the Company or another corporation, that other stock or security.

       2.17 "10% STOCKHOLDER" means an individual who, at the time the Option is granted, owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of any Affiliate. An individual shall be considered as owning the stock owned, directly or indirectly, by or for his brothers and sisters (whether by the whole or half blood), spouse, ancestors, and lineal descendants; and stock owned, directly or indirectly, by or for a corporation, partnership, estate, or trust, shall be considered as being owned proportionately by or for its stockholders, partners, or beneficiaries.

                                  ARTICLE III

                                  ELIGIBILITY

       The individuals who shall be eligible to receive Incentive Options shall be those key Employees as the Committee shall determine from time to time. The individuals who shall be eligible to receive Nonqualified Options shall be those key Employees, consultants and advisors of the Company or any of its Affiliates as the Committee shall determine from time to time. However, no member of the Committee shall be eligible to receive any Option or to receive stock, stock options, or stock appreciation rights under any other plan of the Company or any of its Affiliates, if to do so would cause the individual not to be an Outside Director or a Non-Employee Director. The Board of Directors may designate one or more individuals who shall not be eligible to receive any Option under this Plan or under other similar plans of the Company.





                                     III-1

                                   ARTICLE IV

                     GENERAL PROVISIONS RELATING TO OPTIONS

       4.1 AUTHORITY TO GRANT OPTIONS. The Committee may grant Options to those individuals as it shall from time to time determine under the terms and conditions of this Plan. Subject only to any applicable limitations set out in this Plan, the number of shares of Stock to be covered by any Option shall be as determined by the Committee.

       4.2 DEDICATED SHARES. The total number of shares of Stock with respect to which Options may be granted under the Plan shall be 730,000 shares. The shares may be treasury shares or authorized but unissued shares. The total number of shares of Stock with respect to which Incentive Options may be granted under the Plan shall be 730,000 shares. The maximum number of shares subject to Options which may be issued to any Optionee under the Plan during any period of three consecutive years is 365,000 shares. The number of shares stated in this Section 4.2 shall be subject to adjustment in accordance with the provisions of Section 4.5.

       If any outstanding Option expires or terminates for any reason or any Option is surrendered, the shares of Stock allocable to the unexercised portion of that Option may again be subject to an Option under the Plan.

       4.3 NON-TRANSFERABILITY. Options shall not be transferable by the Optionee otherwise than by will or under the laws of descent and distribution, and shall be exercisable, during the Optionee's lifetime, only by him.

       4.4 REQUIREMENTS OF LAW. The Company shall not be required to sell or issue any Stock under any Option if issuing that Stock would constitute or result in a violation by the Optionee or the Company of any provision of any law, statute, or regulation of any governmental authority. Specifically, in connection with any applicable statute or regulation relating to the registration of securities, upon exercise of any Option, the Company shall not be required to issue any Stock unless the Committee has received evidence satisfactory to it to the effect that the holder of that Option will not transfer the Stock except in accordance with applicable law, including receipt of an opinion of counsel satisfactory to the Company to the effect that any proposed transfer complies with applicable law. The determination by the Committee on this matter shall be final, binding and conclusive. The Company may, but shall in no event be obligated to, register any Stock covered by this Plan pursuant to applicable securities laws of any country or any political subdivision. In the event the Stock issuable on exercise of an Option is not registered, the Company may imprint on the certificate evidencing the Stock any legend that counsel for the Company considers necessary or advisable to comply with applicable law. The Company shall not be obligated to take any other affirmative action in order to cause the exercise of an Option and the issuance of shares thereunder, to comply with any law or regulation of any governmental authority.

       4.5 CHANGES IN THE COMPANY'S CAPITAL STRUCTURE. The existence of outstanding Options shall not affect in any way the right or power of the Company or its stockholders to make or authorize any adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business, or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference stock ahead of or affecting the Stock or its rights, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

       If the Company shall effect a subdivision or consolidation of shares or other capital readjustment, the payment of a stock dividend, or other increase or reduction of the number of shares of the Stock outstanding, without receiving compensation for it in money, services or property, then (a) the number, class, and per share price of shares of Stock subject to outstanding Options under this Plan shall be appropriately adjusted in such a manner as to entitle an Optionee to receive upon exercise of an Option, for the same aggregate cash consideration, the equivalent total number and class of shares he would have received had he exercised his Option in full immediately prior to the event requiring the adjustment; and (b) the number and class of shares of Stock then reserved to be issued under the Plan shall be adjusted by substituting for the total number and class of shares of Stock then reserved, that number and class of shares of Stock that would have been received by the owner of an equal number of outstanding shares of such class of Stock as the result of the event requiring the adjustment.

       If the Company is merged or consolidated with another corporation and the Company is not the surviving corporation, or if the Company is liquidated or sells or otherwise disposes of substantially all its assets while unexercised Options remain outstanding under this Plan, after the effective date of the merger, consolidation, liquidation, sale or other disposition, as the case may be, each holder of an outstanding Option shall be entitled, upon exercise of the Option, to receive, in lieu of shares of Stock, the number and class or classes of shares of stock or other securities or property to which the holder would have been entitled if, immediately prior to the merger, consolidation, liquidation, sale or other disposition, the holder had been the holder of record of a number of shares of Stock equal to the number of shares as to which the Option shall be so exercised; and (b) the Committee shall waive any limitations set out in or imposed under this Plan so that, from and after the effective date of the merger, consolidation, liquidation, sale or other disposition, as the case may be, all Options shall be exercisable in full. However, no Option will vest under the preceding sentence to the extent that such vesting could result in a diminution of any compensation that would otherwise be payable to the Optionee.

       The issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, for cash or property, or for labor or services either upon direct sale or upon the exercise of rights or warrants to subscribe for them, or upon conversion of shares or obligations of the Company convertible into shares or other securities, shall not affect, and no adjustment by reason of such issuance shall be made with respect to, the number, class, or price of shares of Stock then subject to outstanding Options.


                                   ARTICLE V

                                    OPTIONS

       5.1 TYPE OF OPTION. The Committee shall specify whether a given Option shall constitute an Incentive Option or a Nonqualified Option.

       5.2 OPTION PRICE. The price at which Stock may be purchased under an Option shall not be less than the greater of: (a) 100% of the Fair Market Value of the shares of Stock on the date the Option is granted or (b) the aggregate par value of the shares of Stock on the date the Option is granted. In the case of any 10% Stockholder, the price at which shares of Stock may be purchased under an Incentive Option shall not be less than 110% of the Fair Market Value of the Stock on the date the Incentive Option is granted.

       5.3 DURATION OF OPTIONS. No Option shall be exercisable after the earlier of (a) 10 years from the date the Option is granted or (b) 30 days after the severance of the employment relationship between the Optionee and the Company and all Affiliates for any reason other than death. In the case of a 10% Stockholder, no Incentive Option shall be exercisable after the earlier of
(a) five years from the date the Incentive Option is granted or (b) 30 days after the severance of the employment relationship between the Optionee and the Company and all Affiliates.

       5.4 AMOUNT EXERCISABLE. Each Option may be exercised from time to time, in whole or in part, in the manner and subject to the conditions the Committee, in its sole discretion, may provide in the Option Agreement, as long as the Option is valid and outstanding. To the extent that the aggregate Fair Market Value (determined as of the time an Incentive Option is granted) of the Stock with respect to which Incentive Options first become exercisable by the Optionee during any calendar year (under this Plan and any other incentive stock option plan(s) of the Company or any Affiliate) exceeds $100,000, the Incentive Options shall be treated as Nonqualified Options. In making this determination, Incentive Options shall be taken into account in the order in which they were granted.

       5.5 EXERCISE OF OPTIONS. Each Option shall be exercised by the delivery of written notice to the Committee setting forth the number of shares of Stock with respect to which the Option is to be exercised, together with:
(a) cash, check, bank draft, or postal or express money order payable to the order of the Company for an amount equal to the option price of the shares, or
(b) Stock at its Fair Market Value on the date of exercise, and/or any other form of payment which is acceptable to such committee, and specifying the address to which the certificates for the shares are to be mailed. Subject to
Section 8.3, as promptly as practicable after receipt of written notification and payment, the Company shall deliver to the Optionee certificates for the number of shares with respect to which the Option has been exercised, issued in the Optionee's name. If shares of Stock are used in payment of the exercise price, the aggregate Fair Market Value of the shares of Stock tendered must be equal to or less than the aggregate exercise price of the shares being purchased upon exercise of the Option, and any difference must be paid by cash, check, bank draft, or postal or express money order payable to the Company. Delivery of the shares shall be deemed effected for all purposes when a stock transfer agent of the Company shall have deposited the certificates in the United States mail, addressed to the Optionee, at the address specified by the Optionee.

       Whenever an Option is exercised by exchanging shares of Stock owned by the Optionee, the Optionee shall deliver to the Company certificates registered in the name of the Optionee representing a number of shares of Stock legally and beneficially owned by the Optionee, free of all liens, claims, and encumbrances of every kind, accompanied by stock powers duly endorsed in blank by the record holder of the shares represented by the certificates, (with signature guaranteed by a commercial bank or trust company or by a brokerage firm having a membership on a registered national stock exchange). The delivery of certificates upon the exercise of Options is subject to the condition that the person exercising the Option provide the Company with the information the Company might reasonably request pertaining to exercise, sale or other disposition of an Option.

       5.6 SUBSTITUTION OPTIONS. Options may be granted under this Plan from time to time in substitution for stock options held by employees of other corporations who are about to become employees of or affiliated with the Company or any Affiliate as the result of a merger or consolidation of the employing corporation with the Company or any Affiliate, or the acquisition by the Company or any Affiliate of the assets of the employing corporation, or the acquisition by the Company or any Affiliate of stock of the employing corporation as the result of which it becomes an Affiliate of the Company. The terms and conditions of the substitute Options granted may vary from the terms and conditions set out in this Plan to the extent the Committee, at the time of grant, may deem appropriate to conform, in whole or in part, to the provisions of the stock options in substitution for which they are granted.

       5.7 NO RIGHTS AS STOCKHOLDER. No Optionee shall have any rights as a stockholder with respect to Stock covered by his Option until the date a stock certificate is issued for the Stock.

                                   ARTICLE VI

                                 ADMINISTRATION

       This Plan shall be administered by the Committee. All questions of interpretation and application of this Plan and Options shall be subject to the determination of the Committee. A majority of the members of the Committee shall constitute a quorum. All determinations of the Committee shall be made by a majority of its members. Any decision or determination reduced to writing and signed by a majority of the members shall be as effective as if it had been made by a majority vote at a meeting properly called and held. This Plan shall be administered in such a manner as to permit the Options granted under it which are designated to be Incentive Options to qualify as Incentive Options. In carrying out its authority under this Plan, the Committee shall have full and final authority and discretion, including but not limited to the following rights, powers and authorities, to:

              (a) determine the persons to whom and the time or times at which Options will be made,

              (b) determine the number of shares and the purchase price of Stock covered in each Option, subject to the terms of the Plan,

              (c) determine the terms, provisions and conditions of each Option, which need not be identical,

              (d) accelerate the time at which any outstanding Option may be exercised,

              (e) define the effect, if any, on an Option of the death, disability, or retirement of the Optionee,

              (f) prescribe, amend and rescind rules and regulations relating to administration of this Plan, and

              (g) make all other determinations and take all other actions deemed necessary, appropriate, or advisable for the proper administration of this Plan.

The actions of the Committee in exercising all of the rights, powers, and authorities set out in this Article and all other Articles of this Plan, when performed in good faith and in its sole judgment, shall be final, conclusive and binding on all parties.

                                  ARTICLE VII

                        AMENDMENT OR TERMINATION OF PLAN

       The Board of Directors of the Company may amend, terminate or suspend this Plan at any time, in its sole and absolute discretion; provided, however, that to the extent required to maintain the status of any Incentive Option under the Code, no amendment that would (a) change the aggregate number of shares of Stock which may be issued under Incentive Options, (b) change the class of employees eligible to receive Incentive Options, or (c) decrease the exercise price for Incentive Options below the Fair Market Value of the Stock at the time it is granted, shall be made without the approval of the Company's stockholders. Subject to the preceding sentence, the Board shall have the power to make any changes in this Plan and in the regulations and administrative provisions under it or in any outstanding Incentive Option as in the opinion of counsel for the Company may be necessary or appropriate from time to time to enable any Incentive Option granted under this Plan to continue to qualify as an incentive stock option or such other stock option as may be defined under the Code so as to receive preferential Federal income tax treatment.





                                     VII-1

                                  ARTICLE VIII

                                 MISCELLANEOUS


       8.1 NO EMPLOYMENT OBLIGATION. The granting of any Option shall not constitute an employment contract, express or implied, nor impose upon the Company or any Affiliate any obligation to employ or continue to employ any Optionee. The right of the Company or any Affiliate to terminate the employment of any person shall not be diminished or affected by reason of the fact that an Option has been granted to him.

       8.2 TAX WITHHOLDING. The Company or any Affiliate shall be entitled to deduct from other compensation payable to each Optionee any sums required by federal, state, or local tax law to be withheld with respect to the grant or exercise of an Option. In the alternative, the Company may require the Optionee (or other person exercising the Option) to pay the sum directly to the Company or an Affiliate. If the Optionee (or other person exercising the Option) is required to pay the sum directly, payment in cash or by check of such sums for taxes shall be made on the date of exercise. The Company shall have no obligation upon exercise of any Option until payment has been received, unless withholding (or offset against a cash payment) as of or prior to the date of exercise is sufficient to cover all sums due with respect to that exercise. The Company and its Affiliates shall not be obligated to advise an Optionee of the existence of the tax or the amount which the employer corporation will be required to withhold.

       8.3 WRITTEN AGREEMENT. Each Option shall be embodied in a written Option Agreement which shall be subject to the terms and conditions of this Plan and shall be signed by the Optionee and by a member of the Committee on behalf of the Committee and the Company. The Option Agreement may contain any other provisions that the Committee in its discretion shall deem advisable which are not inconsistent with the terms of this Plan.

       8.4    INDEMNIFICATION OF THE COMMITTEE AND THE BOARD OF DIRECTORS.
With respect to administration of this Plan, the Company shall indemnify each present and future member of the Committee and the Board of Directors against, and each member of the Committee and the Board of Directors shall be entitled without further act on his part to indemnity from the Company for, all expenses (including attorney's fees, the amount of judgments and the amount of approved settlements made with a view to the curtailment of costs of litigation, other than amounts paid to the Company itself) reasonably incurred by him in connection with or arising out of any action, suit, or proceeding in which he may be involved by reason of his being or having been a member of the Committee and/or the Board of Directors, whether or not he continues to be a member of the Committee and/or the Board of Directors at the time of incurring the expenses--including, without limitation, matters as to which he shall be finally adjudged in any action, suit or proceeding to have been found to have been negligent in the performance of his duty as a member of the Committee or of the Board of Directors. However, this indemnity shall not include any expenses incurred by any member of the Committee and/or the Board of Directors in respect of matters as to which he shall be finally adjudged in any action, suit or proceeding to have been guilty of gross negligence or willful misconduct in the performance of his duty as a member of the Committee or the Board of Directors. In addition, no right of indemnification under this Plan shall be available to or enforceable by any member of the Committee or the Board of Directors unless, within 60 days after institution of any action, suit or proceeding, he shall have offered the Company, in writing, the opportunity to handle and defend same at its own expense. This right of indemnification shall inure to the benefit of the heirs, executors or administrators of each member of the Committee and the





                                     VIII-1

Board of Directors and shall be in addition to all other rights to which a member of the Committee and the Board of Directors may be entitled as a matter of law, contract, or otherwise.

       8.5 GENDER. If the context requires, words of one gender when used in this Plan shall include the others and words used in the singular or plural shall include the other.

       8.6 HEADINGS. Headings of Articles and Sections are included for convenience of reference only and do not constitute part of this Plan and shall not be used in construing the terms of this Plan.

       8.7 OTHER COMPENSATION PLANS. The adoption of this Plan shall not affect any other stock option, incentive or other compensation or benefit plans in effect for the Company or any Affiliate, nor shall this Plan preclude the Company from establishing any other forms of incentive or other compensation for employees of the Company or any Affiliate.

       8.8 OTHER OPTIONS. The grant of an Option shall not confer upon an Optionee the right to receive any future or other Options under this Plan, whether or not Options may be granted to similarly situated Optionees, or the right to receive future Options upon the same terms or conditions as previously granted.

       8.9 ARBITRATION OF DISPUTES. Any controversy arising out of or relating to the Plan or an Option Agreement shall be resolved by arbitration conducted pursuant to the arbitration rules of the American Arbitration Association. The arbitration shall be final and binding on the parties.

       8.10 GOVERNING LAW. The provisions of this Plan shall be construed, administered, and governed under the laws of the State of Texas.





                                     VIII-2

                                                                       APENDIX B

                            DANIEL INDUSTRIES, INC.

                  1997 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN

                            DANIEL INDUSTRIES, INC.

                  1997 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN

                               TABLE OF CONTENTS

                                                                         Section
                                                                         -------
ARTICLE I - DEFINITIONS

       Board of Directors   . . . . . . . . . . . . . . . . . . . . . . . .  1.1
       Company  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1.2
       Fair Market Value  . . . . . . . . . . . . . . . . . . . . . . . . .  1.3
       Non-Employee Director  . . . . . . . . . . . . . . . . . . . . . . .  1.4
       Option   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1.5
       Option Agreement   . . . . . . . . . . . . . . . . . . . . . . . . .  1.6
       Optionee   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1.7
       Plan   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1.8
       Stock  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1.9

ARTICLE II - GENERAL PROVISIONS RELATING TO OPTIONS

       Dedicated Shares   . . . . . . . . . . . . . . . . . . . . . . . . .  2.1
       Non-Transferability  . . . . . . . . . . . . . . . . . . . . . . . .  2.2
       Requirements of Law  . . . . . . . . . . . . . . . . . . . . . . . .  2.3
       Changes in the Company's Capital Structure   . . . . . . . . . . . .  2.4

ARTICLE III - OPTIONS

       Automatic Awards For Service on the
         Board of Directors   . . . . . . . . . . . . . . . . . . . . . . .  3.1
       Option Price   . . . . . . . . . . . . . . . . . . . . . . . . . . .  3.2
       Amount Exercisable   . . . . . . . . . . . . . . . . . . . . . . . .  3.3
       Duration of Options  . . . . . . . . . . . . . . . . . . . . . . . .  3.4
       Exercise of Options  . . . . . . . . . . . . . . . . . . . . . . . .  3.5
       Form of Options  . . . . . . . . . . . . . . . . . . . . . . . . . .  3.6
       No Rights as Stockholder   . . . . . . . . . . . . . . . . . . . . .  3.7

ARTICLE IV - AMENDMENT OR TERMINATION OF PLAN

ARTICLE V - MISCELLANEOUS

       No Retention Obligation  . . . . . . . . . . . . . . . . . . . . . .  5.1
       Taxes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  5.2
       Written Agreement  . . . . . . . . . . . . . . . . . . . . . . . . .  5.3
       Gender   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  5.4
       Headings   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  5.5
       Other Compensation   . . . . . . . . . . . . . . . . . . . . . . . .  5.6
       Other Options  . . . . . . . . . . . . . . . . . . . . . . . . . . .  5.7
       Arbitration of Disputes  . . . . . . . . . . . . . . . . . . . . . .  5.8
       Governing Law  . . . . . . . . . . . . . . . . . . . . . . . . . . .  5.9

                            DANIEL INDUSTRIES, INC.
                  1997 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN



       This Daniel Industries, Inc. 1997 Non-Employee Director Stock Option Plan (the "Plan") is adopted, subject to stockholder approval, for the benefit of the directors of Daniel Industries, Inc., a Delaware corporation (the "Company") who at the time of their service are not employees of the Company or any of its subsidiaries. The Plan is intended to advance the interest of the Company by providing such directors with an additional incentive to serve the Company by increasing their proprietary interest in the success of the Company.

                                   ARTICLE I

                                  DEFINITIONS


       The words and phrases defined in this Article shall have the meaning set out in these definitions throughout this Plan, unless the context in which any such word or phrase appears reasonably requires a broader, narrower, or different meaning.

       1.1    "BOARD OF DIRECTORS" means the board of directors of the Company.

       1.2    "COMPANY" means Daniel Industries, Inc., a Delaware corporation.

       1.3 "FAIR MARKET VALUE" of the Stock as of any date means (a) the average of the high and low sale prices of the Stock on that date (or, if there was no sale on such date, the next preceding date on which there was such a sale) on the principal securities exchange on which the Stock is listed; or (b) if the Stock is not listed on a securities exchange, an amount determined by the Board of Directors in good faith in its sole discretion.

       1.4 "NON-EMPLOYEE DIRECTOR" means a director of the Company who while a director is not an employee of the Company, or a corporation, of which a majority of voting securities is owned, directly or indirectly, by the Company.

       1.5 "OPTION" means an option granted under this Plan to purchase shares of Stock.

       1.6 "OPTION AGREEMENT" means the written agreement which sets out the terms of an Option.

       1.7 "OPTIONEE" means a person who is granted an Option under this Plan.

       1.8 "PLAN" means the Daniel Industries, Inc. 1997 Non-Employee Director Stock Option Plan, as set out in this document and as it may be amended from time to time.

       1.9 "STOCK" means the common stock of the Company, $1.25 par value, or, in the event that the outstanding shares of common stock are later changed into or exchanged for a different class of stock or securities of the Company or another corporation, that other stock or security.

                                   ARTICLE II

                     GENERAL PROVISIONS RELATING TO OPTIONS

       2.1 DEDICATED SHARES. The total number of shares of Stock with respect to which Options may be granted under the Plan shall be 120,000 shares. The shares may be treasury shares or authorized but unissued shares. The number of shares stated in this Section 2.1 shall be subject to adjustment in accordance with the provisions of Section 2.4.

       If any outstanding Option expires or terminates for any reason or any Option is surrendered, the shares of Stock allocable to the unexercised portion of that Option may again be subject to an Option under the Plan.

       2.2 NON-TRANSFERABILITY. Except as expressly provided otherwise in an Optionee's Option Agreement, Options shall not be transferable by the Optionee otherwise than by will or under the laws of descent and distribution, and shall be exercisable, during the Optionee's lifetime, only by him.

       2.3 REQUIREMENTS OF LAW. The Company shall not be required to sell or issue any Stock under any Option if issuing that Stock would constitute or result in a violation by the Optionee or the Company of any provision of any law, statute, or regulation of any governmental authority. Specifically, in connection with any applicable statute or regulation relating to the registration of securities, upon exercise of any Option, the Company shall not be required to issue any Stock unless the Board of Directors has received evidence satisfactory to it to the effect that the holder of that Option will not transfer the Stock except in accordance with applicable law, including receipt of an opinion of counsel satisfactory to the Company to the effect that any proposed transfer complies with applicable law. The determination by the Board of Directors on this matter shall be final, binding and conclusive. The Company may, but shall in no event be obligated to, register any Stock covered by this Plan pursuant to applicable securities laws of any country or any political subdivision. In the event the Stock issuable on exercise of an Option is not registered, the Company may imprint on the certificate evidencing the Stock any legend that counsel for the Company considers necessary or advisable to comply with applicable law. The Company shall not be obligated to take any other affirmative action in order to cause the exercise of an Option and the issuance of shares thereunder, to comply with any law or regulation of any governmental authority.

       2.4 CHANGES IN THE COMPANY'S CAPITAL STRUCTURE. The existence of outstanding Options shall not affect in any way the right or power of the Company or its stockholders to make or authorize any adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business, or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference stock ahead of or affecting the Stock or its rights, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

       If the Company shall effect a subdivision or consolidation of shares or other capital readjustment, the payment of a stock dividend, or other increase or reduction of the number of shares of the Stock outstanding, without receiving compensation for it in money, services or property, then (a) the number, class, and per share price of shares of Stock subject to outstanding Options under this Plan shall be appropriately adjusted in such a manner as to entitle an Optionee to receive upon exercise of an Option, for the same aggregate cash consideration, the equivalent total number and class of shares he would have received had he exercised his Option in full immediately prior to the event requiring the adjustment; and (b) the number and class of shares of Stock then reserved to be issued under the Plan shall be adjusted by substituting for the total number and class of shares of Stock then reserved, that number and class of shares of Stock that would have been received by the owner of an equal number of outstanding shares of such class of Stock as the result of the event requiring the adjustment.

       If the Company is merged or consolidated with another corporation and the Company is not the surviving corporation, or if the Company is liquidated or sells or otherwise disposes of substantially all its assets while unexercised Options remain outstanding under this Plan, after the effective date of the merger, consolidation, liquidation, sale or other disposition, as the case may be, each holder of an outstanding Option shall be entitled, upon exercise of the Option, to receive, in lieu of shares of Stock, the number and class or classes of shares of stock or other securities or property to which the holder would have been entitled if, immediately prior to the merger, consolidation, liquidation, sale or other disposition, the holder had been the holder of record of a number of shares of Stock equal to the number of shares as to which the Option shall be so exercised.

       The issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, for cash or property, or for labor or services either upon direct sale or upon the exercise of rights or warrants to subscribe for them, or upon conversion of shares or obligations of the Company convertible into shares or other securities, shall not affect, and no adjustment by reason of such issuance shall be made with respect to, the number, class, or price of shares of Stock then subject to outstanding Options.

                                  ARTICLE III

                                    OPTIONS

       3.1 AUTOMATIC AWARDS FOR SERVICE ON THE BOARD OF DIRECTORS. On the date that this Plan is approved by the Board of Directors, each person who is a Non-Employee Director on that date shall be granted an Option to purchase 5,000 shares of Stock. Thereafter, on the first day of each fiscal year of the Company through and including the 2001 fiscal year of the Company, each person who is a Non-Employee Director on that date shall be granted an Option to purchase 5,000 shares of Stock.

       3.2 OPTION PRICE. The price at which Stock may be purchased under an Option shall be equal to 100% of the Fair Market Value of the shares of Stock on the date the Option is granted.

       3.3    AMOUNT EXERCISABLE.

       Each Option Agreement evidencing the grant of an Option shall provide that the Option is exercisable in full immediately upon the date of grant. However, no Option will be exercisable before the stockholders of the Company approve the Plan.

       3.4    DURATION OF OPTIONS.

              Each Option awarded, to the extent it shall not previously have been exercised, shall terminate on the earliest of the following dates:

                     (i) on the last day within the three month period commencing on the date on which the Optionee ceases to be a member of the Board of Directors, for any reason other than death, during which period the Optionee shall be entitled to exercise his Option in respect of the number of shares that the Optionee would have been entitled to purchase had the Optionee exercised such Option on the date on which the Optionee ceased to be a member of the Board of Directors;

                     (ii) on the last day within the one-year period commencing on the date of the Optionee's death while serving as a member of the Board of Directors, during which period the executor or administrator of the Optionee's estate or the person or persons to whom the Optionee's Option shall have been transferred by will or the laws of descent or distribution, shall be entitled to exercise such Option in respect of the number of shares that the Optionee would have been entitled to purchase had the optionee exercised such Option on the date of his death; or

                     (iii)  ten years after the date of grant of such Option.

       3.5 EXERCISE OF OPTIONS. Each Option shall be exercised by the delivery of written notice to the Treasurer of the Company setting forth the number of shares of Stock with respect to which the Option is to be exercised, together with: (a) cash, check, bank draft, or postal or express money order payable to the order of the Company for an amount equal to the option price of the shares, or (b) Stock at its Fair Market Value on the date of exercise, and/or any other form of payment which is acceptable to such committee, and specifying the address to which the certificates for the shares are to be mailed. As promptly as practicable after receipt of written notification and payment, the Company shall deliver to the Optionee certificates for the number of shares with respect to which the Option has been exercised, issued in the Optionee's name. If shares of Stock





                                     III-1
are used in payment of the exercise price, the aggregate Fair Market Value of the shares of Stock tendered must be equal to or less than the aggregate exercise price of the shares being purchased upon exercise of the Option, and any difference must be paid by cash, check, bank draft, or postal or express money order payable to the Company. Delivery of the shares shall be deemed effected for all purposes when a stock transfer agent of the Company shall have deposited the certificates in the United States mail, addressed to the Optionee, at the address specified by the Optionee.

       Whenever an Option is exercised by exchanging shares of Stock owned by the Optionee, the Optionee shall deliver to the Company certificates registered in the name of the Optionee representing a number of shares of Stock legally and beneficially owned by the Optionee, free of all liens, claims, and encumbrances of every kind, accompanied by stock powers duly endorsed in blank by the record holder of the shares represented by the certificates, (with signature guaranteed by a commercial bank or trust company or by a brokerage firm having a membership on a registered national stock exchange). The delivery of certificates upon the exercise of Options is subject to the condition that the person exercising the Option provide the Company with the information the Company might reasonably request pertaining to exercise, sale or other disposition of an Option.

       3.6 FORM OF OPTIONS. All Options granted under this Plan will be nonqualified stock options that are not intended to qualify as incentive stock options under section 422 of the Internal Revenue Code of 1986, as amended.

       3.7 NO RIGHTS AS STOCKHOLDER. No Optionee shall have any rights as a stockholder with respect to Stock covered by his Option until the date a stock certificate is issued for the Stock.





                                     III-2

                                   ARTICLE IV

                        AMENDMENT OR TERMINATION OF PLAN

       The Board of Directors of the Company may amend, terminate or suspend this Plan at any time, in its sole and absolute discretion; provided, however, that no amendment shall decrease the exercise price for Options below the Fair Market Value of the Stock at the time it is granted.

                                   ARTICLE V

                                 MISCELLANEOUS


       5.1 NO RETENTION OBLIGATION. The granting of any Option shall not impose upon the Company any obligation to continue to retain the Optionee's services as a director of the Company.

       5.2 TAXES. The Company shall not be obligated to advise an Optionee of the existence of any tax that may apply with respect to the grant or exercise of an Option.

       5.3 WRITTEN AGREEMENT. Each Option shall be embodied in a written Option Agreement which shall be subject to the terms and conditions of this Plan and shall be signed by the Optionee and by an officer of the Company.

       5.4 GENDER. If the context requires, words of one gender when used in this Plan shall include the others and words used in the singular or plural shall include the other.

       5.5 HEADINGS. Headings of Articles and Sections are included for convenience of reference only and do not constitute part of this Plan and shall not be used in construing the terms of this Plan.

       5.6 OTHER COMPENSATION. The adoption of this Plan shall not affect any other compensation in effect for the Non-Employee Directors, nor shall this Plan preclude the Company from establishing any other forms of compensation for Non-Employee Directors.

       5.7 OTHER OPTIONS. The grant of an Option shall not confer upon an Optionee the right to receive any future or other Options under this Plan.

       5.8 ARBITRATION OF DISPUTES. Any controversy arising out of or relating to the Plan or an Option Agreement shall be resolved by arbitration conducted pursuant to the arbitration rules of the American Arbitration Association. The arbitration shall be final and binding on the parties.

       5.9 GOVERNING LAW. The provisions of this Plan shall be construed, administered, and governed under the laws of the State of Texas.

                                                                      APPENDIX C
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                               DANIEL INDUSTRIES, INC.

              THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 14, 1998

             The undersigned stockholder of Daniel Industries, Inc. (the "Company") hereby appoints Alex Newton, James M. Tidwell and Michael
        R. Yellin, or any of them, attorneys and proxies of the undersigned, with full power of substitution, to vote, as designated on the reverse side, the number of votes the undersigned would be entitled to cast if personally present at the Annual Meeting of Stockholders of the Company to be held at The Luxury Collection Hotel, 1919 Briar Oaks Lane, Houston, Texas, at 4:00 P.M. on Thursday, May 14, 1998, and at any adjournment thereof.

             THIS PROXY WILL BE VOTED AS DIRECTED. IF YOU EXECUTE AND RETURN THIS PROXY BUT DO NOT SPECIFY OTHERWISE, THIS PROXY WILL BE VOTED "FOR" EACH OF THE NOMINEES LISTED HEREIN OR, IF ANY ONE OR MORE OF THE NOMINEES BECOMES UNAVAILABLE, FOR ANOTHER NOMINEE(S) TO BE SELECTED BY THE BOARD OF DIRECTORS AND "FOR" PROPOSALS 2 AND 3, WHICH ARE MORE PARTICULARLY DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT, RECEIPT OF WHICH IS HEREBY ACKNOWLEDGED.

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

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        [X]    PLEASE MARK VOTES
           AS IN THIS EXAMPLE
                               DANIEL INDUSTRIES, INC.

        RECORD DATE SHARES:

            1. Election of three Class II directors.

               [ ] FOR all of the nominees for Class II director listed below.

               [ ] WITHHOLD AUTHORITY to vote for election of directors.

               [ ] FOR ALL EXCEPT any nominee whose name is listed on the line below.
               NOMINEES: Ronald C. Lassiter, Thomas J. Keefe, Michael M.
               Carroll.

               (INSTRUCTION: To withhold authority to vote for any individual nominee, mark the "For All Except" box and write that person's name in the space provided above.

            2. Approval of the Company's 1997 Stock Option Plan.

               [ ] FOR    [ ] AGAINST    [ ] ABSTAIN

            3. Approval of the Company's 1997 Non-Employee Director Stock
               Option Plan.

               [ ] FOR    [ ] AGAINST    [ ] ABSTAIN

            4. In their discretion, the proxies named on the reverse side are authorized to vote upon such other matters as may properly come before the meeting or any adjournment thereof and upon matters incident to the conduct of the meeting.

                                               Date:
                                                    ---------------------------
                                               --------------------------------
                                                Signature of Stockholder(s)

                                               Your signature should
                                               correspond with your name as
                                               it appears hereon. Joint
                                               owners should each sign. When
                                               signing as attorney, executor,
                                               administrator, trustee or
                                               guardian, please set forth
                                               your full title as it appears
                                               hereon. PLEASE MARK, SIGN, DATE
                                               AND RETURN IMMEDIATELY. PLEASE
                                               NOTE ANY CHANGE OF ADDRESS.

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